UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

VITACIG, INC.

(Exact name of registrant as specified in charter)

Nevada	333-195397	46-4597341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, 6th Floor, Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

310-402-6937

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to VitaCig, Inc., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 21, 2015, Alfred Santos resigned as Chief Executive Officer, Principal Executive Officer, President and Secretary and as a member of the Board of Directors. Mr. Santos’ resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITACIG, INC

Date: July 27, 2015

By: Paul Rosenberg

Paul Rosenberg, Director

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